  EXHIBIT 10.1

SHARE EXCHANGE AGREEMENT

by and among

Alltemp, Inc.

(a Delaware corporation),

and

Certain Stockholders of

Alltemp Inc.

Dated as of December 3, 2021

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CSES SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (hereinafter referred to as this “Agreement”) is entered into as of December 3, 2021, by and among Alltemp, Inc., a Delaware corporation (“Alltemp”), and those stockholders of Alltemp, Inc. listed on the signature page hereto (the “Transferor Stockholders”), upon the following premises:

Preliminary Statement

Alltemp is a publicly traded corporation quoted on OTCPink.

Alltemp desires to issue to the Transferor Stockholders newly issued shares of common stock (the “CSES Shares”) representing all of the capital stock of Alltemp’s wholly owned subsidiary, CSES Group, Inc. (“CSES”) in exchange (the “CSES Exchange”) for the cancellation of an aggregate of 22,461,653 shares of Alltemp Common Stock (the “Cancelled Shares”) owned by the Transferor Stockholders.

Concurrently with the execution of this Agreement, Alltemp is entering into an exchange agreement (the “Digi Agreement’) with Digi Messaging & Advertising, Inc. (“Digi”) and the shareholders of Digi (the “Digi Shareholders’) pursuant to which the Digi Shareholders are transferring to Alltemp all of the shares of the capital stock of Digi in exchange for the issuance of 600,000 shares of Alttemp’s Series D Preferred Stock (the “Digi Exchange”).

The board of directors of Alltemp has determined, subject to the terms and conditions set forth in this Agreement, that the transaction contemplated hereby is desirable and in the best interests of its stockholders. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed transfer and assignment.

Agreement

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I

REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR STOCKHOLDERS

The Transferor Stockholders hereby represent and warrant, jointly and severally, to Alltemp as follows.

1.01 Good Title. Each of the Stockholders is the record and beneficial owner, and has good title to the Cancelled Shares owned by such Stockholder, with the right and authority to transfer and deliver such Shares, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever.

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1.02 Power and Authority. Each of the Stockholders has the legal power, capacity and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement, and to perform such Stockholder’s obligations under this Agreement. This Agreement constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with the terms hereof.

1.03 No Conflicts. The execution and delivery of this Agreement by each of the Stockholders and the performance by such Stockholder of his obligations hereunder in accordance with the terms hereof: (a) will not require the consent of any third party or governmental entity under any laws; (b) will not violate any laws applicable to such Stockholder and (c) will not violate or breach any contractual obligation to which such Stockholder is a party.

1.04 Acquisition of CSES Shares for Investment.

(a)	Each Stockholder is acquiring the CSES Shares for investment for such Stockholder’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the same. Each Stockholder further represents that he does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the CSES Shares.

(b)	Each Stockholder possesses such knowledge and experience in financial and business matters that such Stockholder is capable of evaluating the merits and risks of the investment in CSES and its securities.

(c)	Each Stockholder understands that the CSES Shares are not registered under the Securities Act of 1933, as amended (the “Securities Act”) and that the issuance thereof to such Stockholder is intended to be exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act (“Section 4(a)(2)”) for transactions by an issuer not involving a public offering. Each Stockholder is an “accredited investor” as such term is defined in Rule 501 of Regulation D or, if not an accredited investor, that such Stockholder otherwise meets the suitability requirements of Regulation D and Section 4(a)(2). Each certificate representing the CSES Shares issued to such Stockholder shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.”

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“TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS PROHIBITED UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO SUCH SECURITY SHALL THEN BE IN EFFECT AND SUCH TRANSFER HAS BEEN QUALIFIED UNDER ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR AN EXEMPTION THEREFROM SHALL BE AVAILABLE UNDER THE ACT AND SUCH LAWS.”

(d)

Each Stockholder acknowledges that neither the SEC, nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

(e)

Each Stockholder acknowledges that as an executive officer of Alltemp or an affiliate thereof, such Stockholder is fully familiar with the operations, capital structure and liabilities of CSES and understands and agrees that such Stockholder is acquiring the CSES Shares on an as is basis without any representation except as to title.

ARTICLE II

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF ALLTEMP

Alltemp represents and warrants, as of the date hereof and as of the Closing Date, as follows:

2.01 Organization. Alltemp is a corporation duly incorporated, validly existing, and in good standing under the laws of Delaware. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Alltemp’s certificate of incorporation or by-laws. Alltemp has taken all action required by law, its certificate of incorporation and by-laws, or otherwise to authorize the execution and delivery of this Agreement, and Alltemp has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation and by-laws, or otherwise to consummate the transactions herein contemplated.

2.02 Ownership of the CSES Shares. Alltemp owns all of the capital stock of CSES free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, rights to acquire, proxies, voting trusts or such similar agreements, restrictions or adverse claims of any nature whatsoever.

2.03 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which Alltemp is a party or to which any of its assets, properties or operations are subject.

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2.04 Approval of Agreement. The Board of Directors of Alltemp has authorized the execution and delivery of this Agreement by Alltemp and has approved this Agreement and the transactions contemplated hereby.

2.05 Valid Obligation. This Agreement and all agreements and other documents executed by Alltemp in connection herewith constitute the valid and binding obligation of Alltemp, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

ARTICLE III

PLAN OF EXCHANGE

3.01 The Exchange. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, each Transferor Stockholder shall assign, transfer and deliver to Alltemp, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the number of Cancelled Shares as set forth on Schedule 3.01 attached hereto, constituting all of the shares of Alltemp held by such Stockholder. In exchange for the transfer of such securities by the Transferor Stockholders, Alltemp shall issue newly issued shares of the Common Stock of CSES to the Transferor Stockholders free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature or description the CSES Shares in accordance with the percentages as set forth on Schedule 3.01. At the Closing Date, each of the Transferor Stockholders shall, on surrender of their certificate or certificates representing the Cancelled Shares to Alltemp or its transfer agent, be entitled to receive a certificate or certificates evidencing the CSES Shares.

3.02 Closing. The closing (the “Closing” or the “Closing Date”) of the transactions contemplated by this Agreement shall occur immediately following the closing of the Digi Exchange.

ARTICLE IV

TERMINATION AND INDEMNIFICATION

4.01 Termination. This Agreement may be terminated at any time prior to the Closing:

(a)	by mutual written consent of Alltemp and the Transferor Stockholders;

(b)	by either the Transferor Stockholders or Alltemp if the Closing shall not have occurred on or before such date which is thirty (30) days from the date that this Agreement has been executed;

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(c)

by Alltemp if: (i) any Transferor Stockholder shall have failed to timely comply in any material respect with any of the other covenants, conditions, terms or agreements contained in this Agreement to be complied with or performed by it, which breach is not cured within ten (10) days if capable of cure; or (ii) any representations and warranties of any of the Transferor Stockholders contained in this Agreement shall have been materially false when made or on and as of the Closing Date; or

(d)

by the Transferor Stockholders if: (i) Alltemp shall have failed to timely comply in any material respect with any of the covenants, conditions, terms or agreements contained in this Agreement to be complied with or performed by it, which breach is not cured within ten (10) days if capable of cure; or (ii) any representations and warranties of Alltemp contained in this Agreement shall have been materially false when made or on and as of the Closing Date.

4.02. Effect of Termination. In the event of the termination of this Agreement pursuant to this Article 4 all further obligations of the parties under this Agreement shall forthwith be terminated without any further liability of any party to the other parties; provided, however, that nothing contained in this Section 4.02 shall relieve any party from liability for any breach of this Agreement. Upon termination of this Agreement for any reason, each of the parties shall promptly cause to be returned to the other all documents and information obtained in connection with this Agreement and the transactions contemplated by this Agreement and all documents and information obtained in connection with the investigation of the other party’s business, operations and legal affairs, including any copies made of any such documents or information.

4.03. Indemnification

(a)

Each Transferor Stockholder shall indemnify and hold Alltemp harmless, and shall reimburse Alltemp for, any loss, liability, claim, damage, expense, including, but not limited to, reasonable cost of investigation and defense and reasonable attorneys’ fees (collectively, “Damages”) arising from or in connection with: (i) any inaccuracy in any of the representations and warranties of the Transferor Stockholders contained herein or any actions, omissions or state of facts inconsistent with any such representation or warranty; or (ii) any failure by any Transferor Stockholder to perform or comply with any provision of this Agreement.

(b)

Alltemp shall indemnify and hold the Transferor Stockholders harmless, and shall reimburse the Transferor Stockholders for any Damages arising from: (i) any inaccuracy in any of the representations and warranties of Alltemp in this Agreement or in any certificate delivered by Alltemp pursuant to this Agreement, or any actions, omissions or states of facts inconsistent with any such representation or warranty; or (ii) any failure by Alltemp to perform or comply with any provision of this Agreement.

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4.4 Procedure for Indemnification. Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the defense of such action by the indemnifying party is prejudiced thereby. In case any such action shall be brought against an indemnified party and it shall give notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof with counsel reasonable satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such section for any fees of other counsel or any other expenses, in each case subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation, If an indemnifying party assume the defense of such an action: (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party’s consent (which shall not be unreasonable withheld) unless: (i) there is no finding or admission of any violation of law or any violation of the rights of any person which is not fully remedied by the payment referred to in clause; (ii) no adverse effect on any other claims that may be made against the indemnified party; and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party; (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its consent (which shall not be reasonably withheld); and (c) the indemnified party will reasonably cooperate with the indemnifying party in the defense of such action. If notice is given to an indemnifying party of the commencement of any action and it does not, within fifteen days after the indemnified party’s notice is given, give notice to the indemnified party of its election to assume the defense thereof, the indemnifying party shall be bound by any determination made in such action or any compromise or settlement thereof effected by the indemnified party. Notwithstanding the foregoing, if an indemnified party determined in good faith that there is a reasonable probability that an action may materially and adversely affect it or its affiliated other than as a result of monetary damages, such indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such action, but the indemnifying party shall not be bound by any determination of an action so defended or any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld).

ARTICLE V

MISCELLANEOUS

5.01 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law thereunder. Venue for all matters shall be in Palm Beach County, the United District Court for the Southern District of Florida. Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the District Court of the United States located in Palm Beach County. By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

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5.02 Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by overnight courier or registered mail or certified mail, postage prepaid, or electronic mail, addressed as follows:

If to any Transferor Stockholder:

The address set forth on the signature page

If to Alltemp:

Alltemp, Inc.

960 Westlake Boulevard

Suite 207

Westlake Village, CA 91361

Attention: Ben Hansel, Chief Executive Officer

with a copy (which shall not constitute notice) to:

TroyGould PC

1801 Century Park East

Suite 1600

Los Angeles, CA 90067-2367

Attention: David Ficksman, Esq.

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered or sent by electronic mail, (ii) on the day after dispatch, if sent by overnight courier, and (iii) three (3) days after mailing, if sent by registered or certified mail.

5.03 Attorney’s Fees. In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

5.04 Confidentiality. Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

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5.05 Public Announcements and Filings. Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

5.06 Third Party Beneficiaries. This contract is strictly between Alltemp and the Transferor Stockholders, and, except as specifically provided, no director, officer, stockholder , employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

5.07 Expenses. Whether or not the Exchange is consummated, each of Alltemp and the Transferor Stockholders will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with any of the transactions contemplated hereby.

5.08 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

5.09 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. This Agreement may by amended only by a writing signed by all parties hereto.

5.10 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of one year except that the representation and warranty of the Transferor Stockholders in Section 1.01 as to the ownership of the Cancelled Shares shall survive for the period equal to the applicable statute of limitations relating to said matter.

5.11 Best Efforts. Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

5.12 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Alltemp, Inc.

By:	/s/ Ben Hansel
Name:	Ben Hansel
Title:	Chief Executive Officer

Transferor Stockholders:

/s/ William J. Lopshire
Name:	William J. Lopshire
Address:	960 Westlake Boulevard
Suite 207
Westlake Village, CA 91361

/s/ William J. Lopshire Family Trust
Name:	William J. Lopshire Family Trust
Address:	960 Westlake Boulevard
Suite 207
Westlake Village, CA 91361

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Schedule 3.01

Transferor Stockholders

Name	# of Cancelled Shares	% of CSES Shares
1. William J. Lopshire	15,004,028	66.80
2. William J. Lopshire Family Trust	7,457,625	33.20
Total	22,461653

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